Exhibit 99.5
FOR IMMEDIATE RELEASE
September 3, 2019

EASTERN ACQUIRES A LEADING PROVIDER OF ENGINEERED PACKAGING
FOR $81.7 MILLION

EASTERN TAKES NEXT STEP TOWARD $100 MILLION EBITDA GOAL
 WITH ADDITION OF NEW GROWTH BUSINESS

TRANSACTION EXPECTED TO BE ACCRETIVE BY AT LEAST $0.40 TO FY 2020 EPS

MANAGEMENT WILL HOLD A CONFERENCE CALL AT 4:30PM EASTERN TIME TODAY

NAUGATUCK, CT – September 3, 2019 - The Eastern Company ("Eastern") (NASDAQ:EML) today announced that it has acquired 100% of the outstanding shares of Big 3 Precision Products, Inc. and Big 3 Precision Mold Services, Inc. (together "Big 3 Precision") for $81.7 million from TVV Capital.  Big 3 Precision is a leading provider of turnkey packaging solutions.

Through its two segments, Big 3 Precision Products and Big 3 Precision Mold Services, Big 3 Precision serves diverse markets including truck, automotive, plastic packaging products, packaged consumer goods and pharmaceuticals.  Big 3 Precision Products works with leading manufacturers to design and produce custom returnable packaging to integrate with their assembly processes.  Big 3 Precision Mold Services is a global leader in the design and manufacture of blow mold tools.  Based on its unaudited, internal financial statements, Big 3 Precision generated sales of $72.2 million and Adjusted EBITDA1 of $13.4 million for the twelve months ended June 30, 2019.  Moreover, based on its audited financial statements, Big 3 Precision has posted double digit sales growth in each of the last 5 fiscal years.

The transaction is expected to be immediately accretive, excluding transaction expenses and purchase accounting adjustments, and accretive by at least $0.40 per share to EPS in Fiscal 2020.  To fund the transaction, Eastern has refinanced its existing credit agreement with a new $100 million term loan and $20 million revolving credit facility.

1 Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, excluding management fees and one-time transaction related expenses) is a non-GAAP financial measure.

"In acquiring Big 3 Precision, we are adding a substantial new growth business and moving Eastern closer to our long-term goal of generating $100 million in EBITDA.  This transaction, our third acquisition in three years, represents another step toward our ambition of building a larger company that has a strong presence with key customers and in key markets," said August Vlak, President & CEO of Eastern.  "Consistent with our disciplined approach, this transaction checks the boxes of our stated acquisition criteria: strong intrinsic economics, including an attractive margin profile and high cash flow generation; a robust business model in attractive niche markets we understand; and a committed and capable management team."

Added Mr. Vlak,  "We believe Big 3 Precision will become a strong contributor to our top line, earnings growth and cash flow.   Going forward, to create value from this investment, we intend to execute a multi-pronged plan that leverages Eastern's management disciplines and operating approach; takes advantage of Eastern's customer relationships to accelerate further market expansion; and expedites growth through bolt-on acquisitions.  In addition, just as we have significantly de-levered our balance sheet over the past two years, we intend to reduce the debt from this transaction expeditiously.  We look forward to working with Todd Riley, Big 3 Precision's President, and his strong team to achieve our shared operational and financial objectives."

"My colleagues at Big 3 Precision and I are enthusiastic about becoming a part of Eastern to fully capture the organic revenue and margin expansion potential in our businesses.  We are also excited about the opportunity to take advantage of the fragmented nature of our markets to augment Big 3 Precision through bolt-on acquisitions," said Mr. Riley.

Eastern will host a conference call to discuss the acquisition of Big 3 Precision at 4:30 p.m. Eastern Time today, September 3, 2019.  The investor call and simultaneous webcast will be accompanied by a presentation, which will be available on the Company's website approximately 15 minutes before the start of the call.

Participants can access the conference call by phone at (888) 674-0217 (toll free in US & Canada) or (862) 298-0702 (International).  To view and listen to the simultaneous webcast and accompanying slide presentation, please go to https://www.webcaster4.com/Webcast/Page/1757/31509.  The slide presentation can also be found at our website at www.easterncompany.com, proceed to the investor information section, and click on the link to today's webcast.  The slide presentation and transcript of the webcast will be archived on our website for 30 days.

About Eastern
The Eastern Company is a 161-year-old manufacturer of custom-engineered components and products, including industrial hardware, security products and metal castings.  It operates from 18 locations in the U.S., Canada, Mexico, U.K., Taiwan and China.  The broad range of Eastern's products helps it to respond to the changing requirements across diverse markets, including heavy and medium trucks, consumer packaged goods, mining, commercial laundry, electronics, military and other industrials.

About Big 3 Precision
Big 3 Precision Products offers design and fabrication services to create container and racking systems for the aerospace, truck, automotive, plastic, glass, fiberglass, military and SMC industries.  Solutions include packaging trays, bar dunnage, flipper dunnage, shipping trays, specialty pallets, dunnage trays and extend to complex steel racks and racking systems for products as diverse as airplane components to automated automotive seat pallet systems.  Big 3 Mold Services offers a full solution capability from product development, preform design, and commissioning of production-ready tools for IBM, ISBM. 2-Step Blow Mold and EBM methods.  For more information about Big 3 Precision, visit (www.big3precision.com).

Safe Harbor for Forward-Looking Statements
Statements in this document about our future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the rules, regulations and releases of the Securities and Exchange Commission. Any statements that are not statements of historical fact, including statements containing the words "believes," "intends", "continues," "reflects," "plans," "anticipates," "expects," and similar expressions, should also be considered to be forward-looking statements. Readers should not place undue reliance on these forward-looking statements, which are based upon management's current beliefs and expectations.  These forward-looking statements are subject to risks and uncertainties, and actual results might differ materially from those discussed in, or implied by, the forward-looking statements.  Among the risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements include, but are not limited to changing customer preferences; lack of success of new products; loss of customers; cybersecurity breaches; changes in competition in our markets; and increased prices for raw materials resulting from tariffs on imported goods or otherwise; and the inability to realize expected synergies from the acquisition of Big 3 Precision in amounts or in the timeframe anticipated; the inability to retain customers and qualified employees of Big 3 Precision; the diversion of management's time on issues relating to the acquisition and/or integration of Big 3 Precision; and greater than expected integration costs or difficulties may arise in connection with the acquisition of Big 3 Precision.  There are important, additional factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including those set forth in our reports and filings with the Securities and Exchange Commission.  We undertake no obligation to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures
This press release includes certain financial measures not presented in accordance with generally accepted accounting principles ("GAAP") such as Adjusted EBITDA and certain ratios and other metrics derived there from. Adjusted EBITDA is net income before interest, taxes, depreciation and amortization and non-recurring costs and expenses. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the presentation of these measures may not be comparable to similarly-titled measures used by other companies. We believe (i) these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends; and (ii) that the use of these non GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in and in comparing financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures.

The Eastern Company
August Vlak or John L. Sullivan III, 203-729-2255